Exhibit 99.1

SurModics Reports Second Quarter 2011 Results

Sequential Revenue Growth in All Three Business Units; Raising Guidance for Full Year Fiscal 2011

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--April 27, 2011--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the second quarter ended March 31, 2011.

Second Quarter Summary:

  GAAP results:
    Revenue of $17.5 million, up 15% sequentially
    Operating income of $2.0 million
    Net income of $2.5 million
    Diluted EPS of $0.14
  Revenue summary:
    Royalties and license fees – $7.7 million, up 2% sequentially
    Product sales – $5.8 million, up 21% sequentially
    R&D revenue – $4.0 million, up 42% sequentially
  Revenue by business unit:
    Medical Device – $10.0 million, up 2% sequentially
    Pharmaceuticals – $4.2 million, up 56% sequentially
    In Vitro Diagnostics – $3.3 million, up 25% sequentially
  Non-GAAP results (assuming normalized effective tax rate):
    Adjusted net income of $1.5 million
    Adjusted diluted EPS of $0.08
  Operating profit by business unit:
    Medical Device – $4.7 million
    Pharmaceuticals – ($2.3) million
    In Vitro Diagnostics – $1.2 million
    Corporate – ($1.6) million
  Operating cash flow of $5.9 million
  Cash and investments of $60.0 million; zero debt
  7 new licenses signed with SurModics customers
  3 new customer product classes launched by SurModics customers

  Updated guidance for fiscal year 2011:
    Full year revenue in the range of $63 to $68 million, up from the previous range of $55 to $63 million
    Non-GAAP diluted EPS in the range of $0.13 to $0.26 per share, up from the previous range of a loss of $(0.15) per share to positive earnings of $0.05
    GAAP diluted EPS in the range of a loss of ($0.21) to a loss of ($0.08), compared to the previous range of a loss of ($0.53) to a loss of ($0.33)

“We are pleased to announce 15% sequential revenue growth in the second quarter,” said Gary Maharaj, SurModics' president and chief executive officer. “All three business units generated sequential revenue growth, even as we carefully managed expenses. As a result of this strong performance across the Company, we are updating our guidance for the fiscal year. I want to congratulate our teams at SurModics for delivering such a solid performance in the second quarter.”

Maharaj continued, “We are diligently working through our strategic planning process and are confident in the plan taking shape around our core business definitions. In the next quarter, we will be finalizing the strategic plan and building upon the work we have accomplished to date. We look forward to continued progress against all of our strategic initiatives during the remainder of the year and achieving profitable growth for all of our shareholders.”

Revenue for the second quarter of fiscal 2011 was $17.5 million, up 15% sequentially compared with $15.2 million in the first quarter. Operating income was $2.0 million, compared with an operating loss of $0.7 million in the first quarter. Net income was $2.5 million, compared with a net loss of $0.4 million in the first quarter. Diluted earnings per share was $0.14, compared with a loss of ($0.02) in the first quarter. On a non-GAAP basis, assuming a normalized effective tax rate: operating income was $2.0 million, adjusted net income was $1.5 million, and adjusted diluted earnings per share was $0.08.

SurModics’ cash and investment balance totaled $60.0 million as of March 31, 2011, with no debt. Operating cash flow for the second quarter was $5.9 million, compared with $5.3 million in the first quarter.

“Based on the continued strength of our balance sheet and positive operating cash flow, we are well positioned to pursue growth opportunities for our Company,” commented Phil Ankeny, senior vice president and chief financial officer. “We remain committed to actively utilizing our balance sheet and financial flexibility to find the most effective means of deploying capital to create long-term shareholder value.”

Outlook
The Company is adjusting its full year expected revenue to the range of $63 to $68 million, up from the previous range of $55 to $63 million. Non-GAAP diluted EPS is now expected to be in the range of $0.13 to $0.26, up from the previous range of a loss of ($0.15) per share to positive earnings of $0.05 per share. Including non-recurring or event-specific charges such as restructuring charges and goodwill impairment charges, GAAP diluted earnings per share are now expected to be in the range of a loss of ($0.21) to a loss of ($0.08), compared to the previous range of a loss of ($0.53) to a loss of ($0.33).

Restated First Quarter Financial Results
The Company will be restating its financial results for the first quarter of fiscal year 2011. The Company previously disclosed that it expected to record a goodwill impairment charge of $4.9 million later in fiscal year 2011 triggered by an additional milestone payment in connection with the 2007 acquisition of SurModics Pharmaceuticals. The milestone was achieved; however, the Company has determined that it should have recorded the milestone obligation and an associated goodwill impairment charge in the first quarter, rather than the second quarter. Accordingly, the Company will be restating its first quarter financial results to reflect the goodwill impairment charge and tax adjustments and anticipates the following: operating loss of $5.6 million, compared with the previously reported operating loss of $0.7 million; net loss of $6.2 million, compared with the previously reported net loss of $0.4 million; diluted loss per share of ($0.36), compared with the previously reported diluted loss per share of ($0.02). The Company will file a 10-Q/A to update its financial results for the first quarter.

Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the webcast icon. A replay of the second quarter conference call will be available by dialing 800-406-7325 and entering conference call ID 4433552. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, April 27, until 7:00 p.m. CT on Wednesday, May 4.

About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as the Company’s ability to successfully consummate a transaction, including the potential sale, of its pharmaceuticals business, our performance in the near- and long-term, including our positioning for profitable growth, and revenues and earnings expectations for fiscal 2011, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully identify, negotiate, sign and close a potential strategic transaction related to our Pharmaceuticals business; (2) the inability to realize the anticipated benefits of any potential transaction regarding our Pharmaceuticals business, if consummated, or of our other recent cost savings initiatives; (3) the potential adverse impact to our business as a result of our announcement to pursue strategic alternatives for our Pharmaceuticals business; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; (5) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (6) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges and as it relates to our accounting treatment for contracts with significant deferred revenue, such as our agreement with Genentech, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe certain non-GAAP measures facilitate investors' analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that certain non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$7,692	$7,779	$15,258	$16,977
Product sales	5,818	5,269	10,610	9,817
Research and development	3,984	5,312	6,794	8,947
Total revenue	17,494	18,360	32,662	35,741

Operating costs and expenses
Product costs	2,284	2,475	4,109	4,432
Customer research and development	5,031	4,783	9,762	8,106
Other research and development	3,269	4,565	5,401	9,284
Selling, general and administrative	4,868	4,109	10,082	8,723
Asset impairment charge	—	2,074	—	2,074
Restructuring charges	—	1,306	1,236	1,306
Goodwill impairment charge	—	—	5,650	—
Total operating expenses	15,452	19,312	36,240	33,925
Income (loss) from operations	2,042	(952)	(3,578)	1,816

Investment income	359	284	580	581
Income (loss) before income taxes	2,401	(668)	(2,998)	2,397

Income tax benefit (provision)	87	241	(685)	(907)
Net income (loss)	$2,488	$(427)	$(3,683)	$1,490

Basic net income (loss) per share	$0.14	$(0.02)	$(0.21)	$0.09

Diluted net income (loss) per share	$0.14	$(0.02)	$(0.21)	$0.09

Weighted average shares outstanding
Basic	17,407	17,369	17,395	17,378
Diluted	17,471	17,369	17,395	17,401

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	September 30,
	2011	2010
Assets	(Unaudited)
Current assets
Cash and short-term investments	$26,535	$20,496
Accounts receivable	9,981	8,987
Inventories	3,084	3,047
Other current assets	1,953	4,948
Total current assets	41,553	37,478

Property and equipment, net	64,560	65,395
Long-term investments	33,436	36,290
Other assets	31,971	31,116
Total assets	$171,520	$170,279

Liabilities and Stockholders’ Equity
Current liabilities	$10,234	$7,647
Other liabilities	8,232	8,273
Total stockholders’ equity	153,054	154,359
Total liabilities and stockholders’ equity	$171,520	170,279

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	March 31,
	2011	2010
	(Unaudited)
Operating Activities:
Net (loss) income	$(3,683)	$1,490
Depreciation and amortization	3,595	3,852
Stock-based compensation	2,175	2,760
Goodwill impairment charge	5,650	—
Asset impairment charge	—	2,074
Deferred taxes	(1,842)	856
Net other operating activities	18	(25)
Change in operating assets and liabilities
Accounts receivable	(994)	(1,485)
Accounts payable and accrued liabilities	311	350
Income taxes	4,857	(1,129)
Deferred revenue	1,101	3,573
Net change in other operating assets and liabilities	4	37
Net cash provided by operating activities	11,192	12,353

Investing Activities:
Net purchases of property and equipment	(2,403)	(5,614)
Payments related to prior business acquisitions	(5,650)	(750)
Net other investing activities	629	(5,025)
Net cash used in investing activities	(7,424)	(11,389)

Financing Activities:
Issuance of common stock	383	892
Purchase of common stock to fund employee taxes	(7)	(376)
Repurchase of common stock	—	(2,032)
Net other financing activities	(41)	90
Net cash provided by (used in) financing activities	335	(1,426)

Net change in cash and cash equivalents	4,103	(462)

Cash and cash equivalents
Beginning of period	11,391	11,636
End of period	$15,494	$11,174

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information for the
Three Months Ended March 31, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP[1]	Adjustments		Non-GAAP[2]

Revenue
Royalties and license fees	$7,692	$(49)	[3]	$7,643
Product sales	5,818			5,818
Research and development	3,984			3,984
Total revenue	$17,494	$(49)		$17,445

Income from operations	$2,042	$(49)		$1,993

Net income	$2,488	$(1,030)	[4]	$1,458

Diluted net income per share[5]	$0.14			$0.08

[1] Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

[2] Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.

[3] Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements.
[4] Non-GAAP results assume an effective tax rate of 38.0%.
[5] Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information for the
Six Months Ended March 31, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP[1]	Adjustments		Non-GAAP[2]

Revenue
Royalties and license fees	$15,258	$152	[3]	$15,410
Product sales	10,610			10,610
Research and development	6,794			6,794
Total revenue	$32,662	$152		$32,814

(Loss) income from operations	$(3,578)	$6,711	[4]	$3,133

Net (loss) income	$(3,683)	$5,985	[5]	$2,302

Diluted net (loss) income per share[6]	$(0.21)			$0.13

[1] Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

[2] Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.

[3] Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements and amounts billed and deferred in the period associated with long-term agreements.

[4] Reflects restructuring charges of $1,236, goodwill impairment charges of $5,650, government grant income associated with qualifying therapeutic discovery projects of $827, expenses of $500 for certain non-recurring advisory services related to our 2011 Annual Meeting of Shareholders, amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements, and amounts billed and deferred in the period associated with long-term agreements.

[5] Reflects the after tax impact of the adjustments. The Company’s adjusted non-GAAP effective tax rate for the period was 38.0%. The goodwill impairment charges of $5,650 did not generate a tax benefit.

[6] Diluted net (loss) income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$9,977	57.0%	$10,187	55.5%	-2.1%
Pharmaceuticals	4,161	23.8	5,353	29.2	-22.3
In Vitro Diagnostics	3,356	19.2	2,820	15.3	19.0
Total revenue	$17,494	100.0%	$18,360	100.0%	-4.7%

	Six Months Ended March 31,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$19,785	60.6%	$21,701	60.7%	-8.8%
Pharmaceuticals	6,834	20.9	8,934	25.0	-23.5
In Vitro Diagnostics	6,043	18.5	5,106	14.3	18.4
Total revenue	$32,662	100.0%	$35,741	100.0%	-8.6%

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Operating Income (Loss)
Medical Device	$4,685	$3,844
Pharmaceuticals	(2,260)	(3,394)
In Vitro Diagnostics	1,178	635
Corporate	(1,561)	(2,037)
Total operating income (loss)	$2,042	$(952)

	Six Months Ended March 31,
	2011	2010
Operating Income (Loss)
Medical Device	$9,826	$9,387
Pharmaceuticals	(11,354)	(5,361)
In Vitro Diagnostics	1,773	1,229
Corporate	(3,823)	(3,439)
Total operating (loss) income	$(3,578)	$1,816

CONTACT:
SurModics, Inc.
Phil Ankeny, 952-500-7000
Senior Vice President and Chief Financial Officer